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CROWN CRAFTS, INC. Management’s Review of Strategic Performance and Shareholder Value Creation July 2010

Cautionary Notice Regarding Forward-Looking Statements This presentation contains forward-looking statements by Crown Crafts, Inc. (the “Company”) within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995, and all Rules and Regulations issued thereto. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, but are not limited to, general economic conditions, including changes in interest rates, the overall level of consumer spending and the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in federal and state governmental regulations with respect to the consumer products industry, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries with unstable political climates, the Company’s ability to successfully implement new information technologies, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional risk factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise. 1

Corporate Overview 2

Drivers of Sustained Value Creation • Industry leader in stable specialty retail industry – One of the largest U.S. providers of infant and toddler bedding, bibs, soft goods and accessories • Diverse product line of leading name brand and private label items – Delivered through a wide spectrum of channels – Top-tier U.S. license and retail relationships • Aggressive five-year growth plan in place being executed by a management team closely aligned with all shareholders – Strongly positioned as favored industry consolidator in fragmented market • Strong recent performance validates plan and execution – Shareholders’ equity up 23% – Highest Adjusted EBITDA since 1998 – Strong cash flow and minimal debt – Three accretive acquisitions in two years – Reinstated dividend 3

Company History • Crown Crafts was founded in 1958 as a privately-held textile manufacturer. • The Company went public in 1968. • The Company was de-listed in 2001 after posting $114 million in losses in 3 years. • In 2000 and 2001, the Company sold its unprofitable businesses and reinvented itself as a profitable infant consumer products company. The Company now has two operating subsidiaries, Crown Crafts Infant Products, Inc. and Hamco, Inc. • In 2006, the Company completed a debt and capital restructuring that right-sized its debt and capital structure, including extinguishment of warrants. • The Company returned to making selective acquisitions in 2006. • The Company was listed on NASDAQ in March 2007. • After 10 years, the Company resumed dividends on its common stock, having declared thus far in 2010 two quarterly cash dividends of $0.02 per share. • The Company has a proven history of substantial operating cash flow and a strong balance sheet with very little debt. • The Company maintains an unusually strong relationship with its primary lender, CIT Group. 4

Timeline • Company delisted, stock price at $0.09 after loss of $114 million over three years; E. 2001 Randall Chestnut named CEO & Chairman in July; Company sold unprofitable lines • Completed debt restructuring which prevented extreme dilution; Acquired Kimberly Grant 2006 brand in December • Listed on Nasdaq in March; Board authorized repurchase of shares in August; Acquired 2007 infant & toddler lines from Springs Global US in November 2009 • Acquired assets of Neat Solutions® in July • Resumed paying dividend for first time since 1999 in February; Acquired the Bibsters® line of disposable bibs from The Procter & Gamble Co. in May; Announced entry into pet industry in July; Hired Director of International Sales in July; Stock trading at $4.16 as of 2010 July 21 2010 5

Industry Statistics

Live Births 2000 — 2009 Based on data from the National Center for Health Statistics (In thousands) 5,000 4,500 4,317 4,266 4,251 4,200 4,138 4,059 4,090 4,112 4,026 4,022 4,000 3 ,500 3,000 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 (Est.) • Birth Rates declined 2% in 2008, which was the first decline since 2002. 7

Decline in Birth Rates Impacted 2009 Results • Birth rates declined in 2008, when nearly 2% fewer babies were born than in 2007, which was a record-setting year for births. • This represents the first decline in the birth rate since 2002, following the recession caused by the bursting of the dot.com bubble, Enron and 9-11. • Despite a difficult economy and declining birth rates, Crown Crafts still had a banner year. 8

Company Structure, Strengths and Future Strategies 9

Crown Crafts Infant Products • Leading manufacturer of infant and toddler bedding, blankets, and accessories to mass and specialty markets • Premier supplier of nursery décor and accessories producing innovative, cutting-edge products fo or every re levant channel of d istribution • Strong product sales in all key accounts across the country • Extensive branded and licensed portfolio • Acquired the Kimberly Grant brand in December 2006 • Acquired the infant and toddler product lines of Springs Global US, Inc. in November 2007 for approximately $11 million; added approximately $25 million in net sales, $3.5 million in pre-tax net income, and $0.19 diluted earnings per share annually • Company brand sales increased by approximately 22% in fiscal 2010 compared to 2009 10

Crown Crafts Infant Products 11

• Leading designer , producer and marketer of infant and toddler bib, bath and disposable products • Significant market share in the bib category • Founded in 1984 and acquired by the Company in 1997 • Known for its extensive proprietary design expertise • Acquired the assets of Neat Solutions® in 2009 and Bibsters® in 2010 to enter the disposable products market, which includes bibs, toilet seat covers, diaper changing pads, floor mats and car seat covers (These acquisitions are expected to add $7.0 million in annual net sales and contribute more than 30% of net sales to EBITDA after integration and acquisition costs) • Commitment to excellence in quality, customer service and competitive pricing 12

PRODUCTS 13

Neat Solutions® • Founded in 1995; assets acquired by Hamco in July 2009 • Leading designer, producer and marketer of products for parents of infants and toddlers, with a focus on products that provide convenience and germ protection Disposable Stick-on Placemats Disposable Toilet Seat Covers Disposable Floor Mats Disposable Changing Mats Disposable Bibs Reusable Floor Mats • Recipient of multiple awards for its Table Topper® and Potty Topper® products • More than 95% market share, with distribution in grocery and drug stores, restaurants, specialty stores and mass market retailers 14

Neat Solutions® Products 15

Bibsters® • Bibsters® disposable bibs were launched by Procter and Gamble in February 2003 and acquired by Hamco in May 2010; provide a disposable bib solution for Moms “on the go” • Bibsters® product line includes: 16 Count Toddler Pocket Bib 4 Count Trial and Travel Size 32 Count Toddler Pocket Bib 20 Count Infant Bib • Dominant market share in the disposable bib category with retail placement at Mass, Mid-Tier, Grocery & Drug and top e-tailers • The perfect addition to our newly acquired disposable product line after the Neat Solutions acquisition in 2009 16

Bibsters® Products 17

Leveraging Distinctive Strengths to Create Long-term Growth • Sourcing expertise and experience – Crown Crafts takes full advantage of shifts in the global economy. We currently source from several countries including China, Thailand and India. – Crown Crafts has developed strong relationships with many manufacturers and contractors to bring the industry’s very best quality, pricing and speed to the market. • Retail relationships • Minimal seasonality in the sales cycle • Creative product development and design • Licensing experience and relationships • Strong and stable infrastructure • Impressive history of making the right acquisition at the right time, paying the right price, and achieving successful post-acquisition integration and realization of synergies • Trust, confidence and support of our lender, permitting ready access to acquisition financing 18

Licenses 19

Company-Owned Brands 20

Private Label Programs 21

Dominant Retail Distribution • Infant products distribution is highly concentrated. • Crown Crafts’ sales to major stores is proportionate to overall market. 22

Targeted Go-Forward Strategic Plan As a result of the Strategic Review Process, the Company has launched an aggressive five year strategic plan to drive top-tier sales growth and profitability: • Diversified channels of distribution – International Sales have increased 164% in fiscal 2010 compared with fiscal 2009. The Company has hired a new Director of International Sales. • Diversified product categories – Company has completed acquisition of Neat Solutions® and Bibsters®. Company continues to look at appropriate acquisition candidates. Company has also announced entry into pet industry with Neat Solutions® for Pets. Springs acquisition raised market share of toddler bedding to 50%. • Elevate and leverage Company brands – Company brand sales have increased by approximately 22% in fiscal 2010 over fiscal 2009. • Optimization of operating efficiency – The Company continues to create capital internally through efficient management. 23 Note: see pages 24 , 25 and 26

Neat Solutions® for Pets • Identified the $50 billion pet industry – which has doubled in size in the last 10 years – as a target organic growth market during the Company’s regular review of its Strategic Plan – Thirty-nine percent of U.S households own at least one dog and thirty-three percent of U.S. households own at least one cat (source: American Pet Products Manufacturers Association 2009-2010 National Pet Owners Survey) • Perfect fit for Crown Crafts Infant Products to further the Company’s strategy to elevate the Neat Solutions® brand • Leverages the following existing Company competencies with pet industry experience: – Expertise in softline products – Capabilities in design, fabrication and procurement – Keen understanding of pet parents’ spending patterns • Timeline: – October 2009 — Engaged an industry expert to consult on the development of the line – April 2010 — Development of the first product samples – July 2010 — Announced the launch of Neat Solutions® for Pets – September 2010 — To debut the line at the Super Zoo Expo in Las Vegas, NV • Product offerings will concentrate on dogs and cats, to include: * Beds * Bolsters * Kennel Mats * Protective and Decorative Throws 24

Neat Solutions® for Pets Products 25

Appointment ofpp International Director of Sales Crown Crafts has appointed Mary Jean Bush as Director of International Sales: • Newly created position – Position created as a result of strategic review process • Experience in juvenile industry – Will draw upon her 25 years of experience in the juvenile industry to develop sales strategies, obtain new international business and grow existing international accounts – Most recently was Managin g Director and President at Blue Ridge International Products, where she led the distribution of a line of child safety products beyond North America and into Europe, Australia, South Africa and the Pacific Rim – Previously spent seven years with Fisher-Price, Inc., where she advanced to Director of Marketing, Children’s Products/Infant Toys 26

Financial Highlights 27

Crown Crafts (NASDAQ-CM: CRWS) Stock Price performance from 7/21/05 — 7/21/10 $7.00 $6.00 $5.00 $4.00 $3.00 $2.00 $1.00 $0 .00 21-Jul-2005 21-Jul-2006 21-Jul-2007 21-Jul-2008 21-Jul-2009 21-Jul-2010 • Highest close was $6.05 for one day in 2007; stock only closed at prices above $5.00 on 18 days out of 1,305 trading days 28

Operating Highlights (in thousands, except percentages ) Adjusted EBITDA 2006 2007 2008 2009 2010 Net income (loss) 7,967 7,601 4,353 (17,086) 4,780 Interest expense 3,046 1,362 775 1,089 692 Interest income (71) (108) (12) (139) (17) Income tax expense (benefit) on continuing operations (3,968) 3,640 2,828 1,133 3,103 Income tax on discontinued operations — (322) (82) (31) (69) Depreciation 479 452 349 285 286 Amortization — 107 784 1,745 1,544 EBITDA 7,453 12,732 8,995 (13,004) 10,319 One-time event — (4,069) — 22,978 154 Adjusted EBITDA 7,453 8,663 8,995 9,974 10,473 Net sales from continuing operations 72,629 69,250 74,887 87,398 86,066 Net sales from discontinued operations — 2,738 52 — -Net Sales 72,629 71,988 74,939 87,398 86,066 Adjusted EBITDA as a percentage of net sales 10.3% 12.0% 12.0% 11.4% 12.2% 29

Revolving and Term Debt Balances (In millions) $50.0 $47.7 Springs purchased Net of $45.0 in November, 2007 $39.8 Cash Invested $40.0 $33.8 $35.0 $31.4 $28.9 $30.0 $23.9 $25.0 $20.0 $16.9 $15.0 $10.0 $10.0 $5.8 $5.1 $5.0 $- Jul 01 Mar 02 Mar 03 Mar 04 Mar 05 Mar 06 Mar 07 Mar 08 Mar 09 Mar 10 30

Proxy Contest

History With Wynnefield • Crown Crafts finds itself in the third conflict over the past four years with Wynnefield. • From November 2005 through June 2007, Wynnefield participated in Company Board meetings as a non-voting observer. • In 2007, Wynnefield launched a proxy fight for two Board seats; Wasserman was elected. • In 2008, Wynnefield threatened another proxy fight; a settlement was reached by adding Joseph Kling, a Wynnefield designee. • In 2010, Wynnefield again launches a prox y contest. 32

Strategic Review Has Been Completed & Unanimously Approved by Board • Strategic Review Committee included Wasserman (a Wynnefield nominee in 2007), Chestnut and Kirschner (Chair); Nie was a non-voting observer to the Committee • Committee retained independent industry expert to lead process • Expert determined scope and timeline of process • Expert’s recommendations received unanimous Committee recommendation, and unanimous Board approval – While we may, at times, discuss general points of this plan, it is not prudent from a competitive and proprietary standpoint, nor is it accepted corporate governance best practice, to publicize this detailed and confidential strategic planning document in its entirety. 33

Compensation Aligned With Industry and All Shareholders • Compensation Committee consists solely of independent directors • Committee includes two of Wynnefield’s nominees • Committee retained independent compensation consultant • Consultant made recommendations regarding the compensation of Crown Crafts’ directors and executives, including salary, bonus and long-term incentive awards, such as restricted share/stock option grants • Company used premium priced options with short life to properly incent • Board and executive compensation is in line with peers 34

Succession Plan • Crown Crafts has a detailed, written CEO succession plan in place. – Most recent annual review was completed in February 2010 • The Board has a long-held view that effective succession planning is pivotal to the successful governance and management of the Company. – Board has been vigilant in planning and preparing for a seamless leadership transition – both planned and unplanned – to preserve stability and accountability, as well as to maintain the confidence and support of all of the Company’s stakeholders and constituents. • Like many other public companies, Crown Crafts does not release its succession plans for competitive reasons. – To publicly designate a potential successor or group of successor candidates could lead to possible management departures, undermine recruitment or retention efforts or the public disclosure of long-term strategic objectives that are not otherwise disclosed, which could result in competitive harm to the 35 Company from its current and future competitors.

Strong Corporate Governance Principles Underpin Company’s Strategy & Practices • Crown Crafts has an independent lead director. • The Audit, Compensation, Nominating and Governance, and Capital Committees are comprised solely of independent directors. • The Audit, Compensation and Capital committees have had representation from Wynnefield for the past three years. • During their tenures, Mr. Wasserman has voted with the majority 50 out of 54 times with one abstention, and Mr. Kling has voted with the majority 35 out of 37 times with two abstentions. • The Company has stock ownership guidelines for independent directors and senior executives. 36 • The Company uses premium priced options.

Our Nominees • E. Randall Chestnut joined Crown Crafts in January 1995 and has been President, Chief Executive Officer and Chairman of the Company since 2001. He has overseen the successful transformation and complete financial turnaround of the Company. Prior to joining Crown Crafts, Mr. Chestnut served as President of Beacon Manufacturing Company, a producer of adult and infant blankets, from December 1988 to January 1995 and as Vice Chairman of Wiscassett Mills Company, a yarn manufacturer, from 1990 to 1994. • Richard L. Solar brings extensive industry, financial, M&A, public company and licensing experience to the Company, including serving as a director and as Chairman of the Audit Committee of Marvel Entertainment, Inc. until its sale to The Walt Disney Company in 2009 in a transaction valued at more than $4 billion. From 1996 to June 2002, Mr. Solar served as Senior Vice President, Director and Chief Financial Officer of Gerber Childrenswear, a publicly-traded infant and children’ s consumer products company. He also co-led the acquisition of the company prior to its going public and served the company as a consultant from June 2002 to February 2003. • William T. Deyo, Jr. has served the Compan y as a director for nine years , since the successful reorganization of Crown Crafts in 2001. He has been a principal of Goddard Investment Group, LLC, a real estate investment firm, since 1999. From 1966 to 1999, he held various positions with Wachovia Bank in Atlanta, Georgia, serving last as Executive Vice President. Mr. Deyo’s more than 30 years in the banking industry give him significant insight into issues faced by the Company that relate to lending and financing activities. • Sidney Kirschner, who previously served as a director of the Company for almost nine years, brings a valuable understanding of its business and industry. During a successful and varied career, he has held top executive officer positions with a former Fortune 500 company and has served on the boards of other successful companies, including companies in the textile and manufacturing industries. 37

Concerns with Wynnefield Nominees • Melvin Keating – Mr. Keating’s experience, in particular, causes concern. For example, Mr. Keating was President and Chief Executive Officer of Alliance Semiconductor Corporation from December 2005 until September 2008 when Alliance’s Board decided to liquidate the company. This was after Alliance, under Mr. Keating’s leadership, had sold virtually all of its operating assets and had invested $59.4 million of the cash proceeds in short-term, high-risk, high-yield securities that were later completely written off. Mr. Keating also has served on the boards of a number of troubled companies, including Plymouth Rubber Co., which delisted itself from the American Stock Exchange in 2004 following sustained operating losses, and Kitty Hawk, Inc., which filed for Chapter 11 bankruptcy reorganization in 2007. • Jon C. Biro – Mr. Biro is a certified public accountant whose public company experience appears to be limited to approximately two years as a CFO with a printing company, about 13 years in various positions including director for a resin manufacturer, and about half a year as a director (with Mr. Keating) for Aspect Medical Systems, Inc. prior to its sale to United States Surgical Corporation. This lack of breadth and depth in relevant industry and public compan y expertise is not comparable to the highly qualified Company-nominated candidates who have been fully vetted by the Board. 38

For Additional Information Attendees and other viewers of the preceding presentation are advised to read all reports and other filings made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Copies of these filings may be obtained, without charge, by directing a request to Halliburton Investor Relations, 14651 Dallas Parkway, Suite 800, Dallas, TX 75254, or at www.sec.gov. Use of Non-GAAP Financial Measures In addition to the Company’s presentation of its results of operations in conformity with accounting principles generally accepted in the United States of America (“GAAP”), the Company has also presented certain measures of its performance which are not determined in accordance with GAAP. These non-GAAP financial measures include the presentation of its debt on a net-of-cash basis, EBITDA and Adjusted EBITDA, which excludes a gain on debt restructuring in fiscal 2007, a goodwill impairment charge in fiscal 2009 and impairment charges associated with an asset held for sale in fiscal years 2009 and 2010. The Company uses Adjusted EBITDA internally to monitor the Company’s operating results and cash flow and to evaluate the performance of its businesses. The Company believes that the presentation of Adjusted EBITDA provides useful information and is an important indicator of the Company’s ability to generate cash sufficient to reduce debt, declare and pay dividends, make strategic investments, meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due. The items excluded from Adjusted EBITDA are significant components in understanding and assessing the Company’s financial performance. In addition, although the Company analyzes its debt position internally on a net-of-cash basis, GAAP permits such an offsetting presentation of these amounts only in limited circumstances. The non-GAAP measures are provided as supplemental information and should be considered in addition to, and not as a substitute for, such GAAP measures as the Company’s debt balances, its net income or loss, cash flow provided by or used in operating, investing or financing activities, and other measures of financial performance and liquidity reported in accordance with GAAP. Because these non-GAAP financial measures are not calculated in accordance with GAAP, companies typically calculate them in varying ways. Therefore, the non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures of other companies 39